UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2020

24/7 Kid Doc, Inc.

(Exact name of registrant as specified in Charter)

Florida	000-27251	59-3564984
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Room 707, Soho T2, Tianshan Plaza

Changning District, Shanghai, China 200051

 (Address of Principal Executive Offices)

+86 (21)52995776

 (Registrant’s Telephone number)

8269 Burgos Ct.

Orlando, FL 32836

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.01 Changes in Control of Registrant.

Pursuant to certain Stock Purchase Agreement (the “Agreement”), entered into as of March 3, 2020, by and between Huihe Zheng (the “Purchaser”) and Tim Shannon (the “Seller”), a controlling stockholder as well as Chief Executive Officer, Chief Financial Officer, President and director of 24/7 Kid Doc, Inc., a Florida corporation (the “Company”), the Seller sold to the Purchaser (i) 71,000,000 shares of common stock, par value $0.0001 per share, of the Company, representing 42.6% of the total issued and outstanding shares of common stock as of March 9, 2020 and (ii) 1,350,000 Series B Preferred Shares, each entitling the holder to 100 votes on all corporate matters submitted for stockholder approval, in consideration of $500,000 in cash from the Purchaser’s personal funds (the “Transaction”). The shares of common stock and Series B Preferred Shares acquired by the Purchaser, in the aggregate, represented 68.3% of the Company’s outstanding voting securities as of March 9, 2020, and the acquisition of such shares resulted in a change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transaction, on March 9, 2020, Ken Scott resigned as accountant and director of the Company, Tarik Iles resigned as director of the Company, and Tim Shannon resigned as Chief Executive Officer and President of the Company, effective immediately. The resignations were not the result of any disagreement with the Company regarding the operations, policies or practices of the Company.

On March 9, 2020, the board of directors (the “Board”) of the Company appointed Huihe Zheng and Huili Shen as directors to fill the vacancies created by the departure of Messrs. Scott and Iles. In addition, Mr. Zheng was appointed to serve as Chairman of the Board and the Chief Executive Officer and President of the Company and Ms. Shen was appointed as Secretary of the Company.

Huihe Zheng, 39, has more than twenty years of experience in investment and wealth management. Mr. Zheng has served as Chairman of Shanghai Dingchan Industrial Co., Ltd., which he founded in November 2013, a company primarily engaged in wholesale and distribution of computer equipment and components. Mr. Zheng has served as Chief Executive Officer and Chairman of Shanghai Hewu Investment Management Co., Ltd., an investment company, since he founded the company in January 2016. From 1999 to 2016, Mr. Zheng primarily focused on securities trading in stock markets in China and abroad. Mr. Zheng graduated from University of Southampton in 2019 with a bachelor’s degree in accounting and finance.

Huili Shen, 37, has served as the managing graphic designer at Ctrip Travel Network Technology Co., Ltd., a travel services company, since November 2010. From May 2006 to October 2010, Ms. Shen was an assistant graphic designer at Huiguang Technology Co., Ltd, a software company. Ms. Shen worked as a graphic designer at Haotian Technology Shanghai Co., Ltd., a software company, from September 2003 to April 2006. Ms. Shen graduated from Sanda University with a bachelor’s degree in graphic design.

There are no family relationships between any of our directors or executive officers. There have been no transactions regarding Mr. Zheng or Ms. Shen that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In addition to the departure and appointment of officers and directors described above, it is anticipated that Tim Shannon and Timothy Miles will resign from the Board ten days after the mailing of an information statement of the Company on Schedule 14F-1 in connection with the Transaction. Mr. Shannon will continue to serve as Chief Financial Officer of the Company until the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2020	24/7 Kid Doc, Inc.
By: /s/ Huihe Zheng Huihe Zheng Chief Executive Officer and President

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